SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 14, 2004
(Date of earliest event reported)

COMMERCIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50126 (Commission File Number)	33-0865080 (IRS Employer Identification No.)

One Venture, 3rd Floor, Irvine, California (Address of principal executive offices)	92618 (Zip Code)

(949) 585-7500 (Registrant’s telephone number, including area code) Not Applicable (Former name, former address and former fiscal year, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

On June 14, 2004, Commercial Capital Bancorp, Inc. (the “Company”) announced by press release that, in connection with the close of the Company’s acquisition of Hawthorne Financial Corporation (“Hawthorne”), the Company sold approximately $330 million of mortgage-backed securities that were carried on Hawthorne’s books at a yield of 3.70%. Additionally, the Company prepaid approximately $330 million of borrowings from the Federal Home Loan Bank that were carried on Hawthorne’s books at a weighted average interest cost of 4.53%.

The press release is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 7.  Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibit is included with this Report:

Exhibit 99.1 Press release dated June 14, 2004.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL CAPITAL BANCORP, INC. By: /s/ Stephen H. Gordon —————————————— Stephen H. Gordon Chairman of the Board and Chief Executive Officer

Date: June 14, 2004